PROMISSORY NOTE

$310,000.00	Lafayette, California

October 14, 2015

FOR VALUE RECEIVED, the undersigned, Blue Earth, Inc., a Nevada corporation, with offices at 2298 Horizon Ridge Parkway, Suite 205, Henderson, Nevada 89052 (“Maker”), hereby unconditionally promises to pay to the order of G. Robert Powell ("Payee"), his successors and assigns, an individual residing at P.O. Box 1204, Lafayette, California 94549 or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of Three Hundred Ten Thousand Dollars ($310,000.00) with an annual interest rate of nine (9%) percent,  in lawful money of the United States in immediately available funds, as follows:

1.

Payment.  The principal amount of this Note totals Three Hundred Ten Thousand Dollars ($310,000.00 which sum shall be due and payable in one lump sum payment of principal, accrued interest and any transaction costs due upon the earlier of (a) sixty (60) days from the date hereof, or (b) the next completed equity or debt financing of the Company (the “Maturity Date”).  The proceeds of this loan are to be used by Maker for payroll purposes only.

2.

Interest.  The principal of this Note shall bear interest at the rate of nine (9%) percent per annum accruing from the date hereof until the Maturity Date.  Interest shall be calculated on a monthly basis commencing with the date hereof, computed on the basis of a three hundred sixty (360) day year and the actual number of days  elapsed, on the unpaid balance at the time of the expiration of each relevant period (the “Interest”).

3.

Prepayment.  Maker may prepay, at any time, the unpaid principal balance of this Note or any portion thereof, without premium or penalty.  Any prepayment will be applied first against accrued, but unpaid interest and then against the outstanding principal balance.

4.

Events of Default.  Upon the occurrence of any of the following events (each, an “Event of Default" and collectively, the “Events of Default”):

(a)

failure by Maker to pay the principal or interest of the Note when due, whether on the date fixed for payment or by acceleration or otherwise; provided, however, that failure to pay any principal or interest when due shall not be an Event of Default if such overdue payment is paid within five (5) business days of such due date; or

(b)

if Maker shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Maker shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or

(c)

there shall be commenced against Maker any action or proceeding of the nature referred to in paragraph (b) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Maker, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days;

then, in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, at its option, Payee may declare all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof shall forthwith become due and payable plus all costs and expenses of collection or enforcement hereof, including, but not limited to, attorneys' fees and expenses.

5.

Miscellaneous.

(a)

Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice or consent.  The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived.

(b)

All payments shall be made into such account or accounts as the Payee may from time to time specify for that purpose.  All payments to be made to the Payee under this Note shall be made free and clear of and without deduction for or on account of any tax, withholding, charges, set-off or counterclaim.

(c)

All notices, demands, requests and other communications required or otherwise given under this Note shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 pm, local time, on the date of transmission to the first above stated addresses, or at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 5(c).  Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three (3) business days following such mailing.

(d)

The provisions of this Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged, nor shall any waiver be applicable except in the specific instance for which it is given.

(e)

This Note shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of San Francisco, State of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Maker hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(f)

Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Payee.  Maker may not assign this Note or delegate his duties hereunder without the prior written consent of Payee.  This Note shall bind Maker and its permitted assigns.

(g)

If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect.  Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(h)

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions shall in no way be affected thereby.

(i)

Whenever used herein, the terms "Maker" and "Payee" shall be deemed to include their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first written above by the duly authorized representative of the Maker.

BLUE EARTH, INC.

By:  /s/ Robert Potts

Name:  Robert Potts

Title:   President and Chief Operating Officer

3